Exhibit 23.1

CONSENT OF DELOITTE & TOUCHE LLP

We consent to the incorporation by reference in the Post-Effective Amendment No. 2 to Registration Statement No. 333-11355 of MITY Enterprises, Inc. on Form S-8 of our report dated May 25, 2001, appearing in this Annual Report on Form 10-K of MITY Enterprises, Inc. for the year ended March 31, 2001.

Deloitte & Touche LLP

Salt Lake City, Utah

June 22, 2001